UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/X/  Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12



                            PORTLAND BREWING COMPANY
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.

/ / Fee paid previously with  materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                            PORTLAND BREWING COMPANY
                               2730 NW 31ST AVENUE
                             PORTLAND, OREGON 97210


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            -------------------------



NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Portland Brewing Company, an Oregon corporation (the "Company"), will be held on Saturday, December 12, 1998, at 12:00 p.m., local time, at the Company's offices, 2730 NW 31st Avenue, Portland, Oregon, 97210, for the following purposes:

         1. To elect five Directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified (Proposal No. 1);

         2. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock (Proposal No. 2);

         3. To amend the Company's Incentive Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder (Proposal No. 3);

         4. To ratify the appointment of Arthur Andersen LLP as independent accountants for the Company for the fiscal year ending December 31, 1998 (Proposal No. 4); and

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on October 23, 1998 as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournments thereof. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


                            By Order of the Board of Directors



                            Glenmore James
                            Executive Vice President and Chief Financial Officer



Portland, Oregon
November 17, 1998


YOUR VOTE IS IMPORTANT WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY, IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                            PORTLAND BREWING COMPANY

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 12, 1998
                                 ---------------

                                  INTRODUCTION


GENERAL


This Proxy Statement, the accompanying 1997 Annual Report on Form 10-KSB, the Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998, and a letter to the shareholders of Portland Brewing Company (the "Company") are being furnished as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") for use at the Company's Annual Meeting to be held on Saturday, December 12, 1998, at 12:00 p.m., local time, or at any adjournments thereof. At the Annual Meeting, shareholders will be asked to elect five members of the Board of Directors, to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock, to approve an amendment to increase the number of shares of Common Stock available for issuance under the Company's Incentive Stock Option Plan, to ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent accountants for the Company for the fiscal year ending December 31, 1998, and to transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, the 1997 Annual Report on Form 10-K, the Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and a letter from the Company are first being mailed to shareholders of the Company on or about November 17, 1998.


SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

The Board of Directors has fixed the close of business on October 23, 1998 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were 3,365,267 shares of Common Stock outstanding. The presence, in person or by proxy of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE FIVE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S INCENTIVE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by the persons named in the proxy.

Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Portland Brewing Company, 2730 NW 31st Avenue, Portland, Oregon 97210, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

In accordance with the Company's Bylaws, as amended, the Board of Directors shall consist of no less than four and no more than nine Directors, the specific number to be determined by resolution adopted by the Board of Directors. The number of directors is currently set at seven, until December 12, 1998, at which time the number of directors will be set at five. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. In the event that any nominee of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a Director.

In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

NOMINEES FOR DIRECTOR

Information with respect to the persons nominated by the Board of Directors to be elected as Directors is set forth below. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders and until a successor has been elected and qualified.


                   NAME OF NOMINEE                                AGE
                   ---------------                                ---

                   Charles A. (Tony) Adams                        52
                   Frederick L. Bowman                            53
                   Robert M. MacTarnahan                          83
                   R. Scott MacTarnahan                           52
                   Howard M. Wall, Jr.                            52

CHARLES A. (TONY) ADAMS. Mr. Adams has been Chairman of the Board of Directors and President and Chief Executive Officer of the Company since February 1992. He has been a Director of the Company since October 1988. Mr. Adams is president of Electra Partners, Inc., a private investment holding company. Mr. Adams was active in the real estate business beginning in 1973, including owning and operating his own real estate company until 1983, when he became a sales associate at CB Commercial Real Estate Group, Inc., where he was employed until 1992. He holds a B.A. in Geology from the University of Virginia and has studied graduate level economics and business administration at the University of San Francisco, Portland State University and Stanford University.

FREDERICK L. BOWMAN. Mr. Bowman is a founder of the Company and has been Vice President, Sales and Marketing since February 1992. In July 1997 Mr. Bowman was also elected Treasurer and Secretary, and in September 1998, Mr. Bowman was appointed to the Board of Directors. Mr. Bowman serves as corporate liaison to the beer industry and assists in marketing efforts including public relations and the Company's distributor support program. He designed the Company's original products and brewery. Previous to founding Portland Brewing Company, Mr. Bowman was involved in the wholesale automotive industry as both a technician and a district service manager. Mr. Bowman has attended Portland State University, University of Oregon and Oregon State University. In addition, Mr. Bowman attended the Brewing Microbiology and Microscopy course at the Siebel Institute in 1988.

ROBERT M. MACTARNAHAN. Mr. MacTarnahan has been a Director since July 1985. Mr. MacTarnahan has been a partner in Harmer Company and Black Lake Investments for more than five years. Mr. MacTarnahan has been the president of Honeyman Aluminum Products Company, a manufacturer of hand trucks for the beverage industry, for more than 10 years. He is also active in the promotion of the Company and the Company's

MacTarnahan's Ale is named after him. See "Certain Relationships And Related Transactions". Mr. R. Scott MacTarnahan is his son.

R. SCOTT MACTARNAHAN. Mr. MacTarnahan has been a Director since July 1985. He has been vice president and general manager of Honeyman Aluminum Products Company and Harmer Company for more than 10 years. Mr. MacTarnahan received a B.S. in Business Administration from Portland State University in 1968.
Mr. Robert M. MacTarnahan is his father.

HOWARD M. WALL, JR. Mr. Wall has been a Director of the Company since October 1992. Since 1984 he has been the president and chief executive officer of Portco Corporation, a Vancouver, Washington manufacturer of paper and plastic flexible packaging for the produce, fish, and roofing industries. He has had a long association with the Northwest hop industry as Portco developed the world's only biodegradable paper hop string. Mr. Wall received a B.A. in English from the University of Oregon in 1973.

DIRECTORS WHO ARE NOT NOMINEES

EDWIN HUNT. Mr. Hunt, age 75, has been a Director since November 1993. Mr. Hunt is the Chairman of Huntair, Inc., a company which manufactures air moving and environmental systems for clean rooms. In September 1992, Mr. Hunt retired as president of Brod & McClung-Pace Co., a manufacturer of high quality heating and ventilating equipment as well as heat transfer equipment, where he had been employed for 46 years. Mr. Hunt will not stand for re-election as a Director.

SIMON C. OSTLER. Mr. Ostler, age 52, has been a Director since October 1988. He has been president of Systems Manufacturing Company, Inc., a manufacturer of industrial finishing systems for more than five years. Mr. Ostler received a C.O.P. from Greenmore College in England, in 1964. Mr. Ostler will not stand for re-election as a Director.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company held a total of three (3) meetings during 1997 and took action pursuant to two (2) unanimous consents. During 1997, each incumbent Director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees of the Board of Directors on which he served. The Board of Directors has an Audit Committee, an Executive Compensation Committee, a Nominating Committee, and an Administrative Committee of the Company's Incentive Stock Option Plan. The Audit Committee met one time during 1997, with all members present at that meeting. The Nominating Committee met one time during 1997, with all members present at that meeting. None of the other committees met during 1997.

The Audit Committee, which consists of Messrs. Hunt and Wall is responsible for overseeing actions taken by the Company's independent accountants and reviews the Company's internal financial controls. The Executive Compensation Committee, which consists of Messrs. R. Scott MacTarnahan, Wall and Ostler is responsible for determining the compensation of the officers of the Company. The Nominating Committee, which consists of Messrs. Adams, R. Scott MacTarnahan, Wall and Ostler is responsible for recommending to the Board of Directors a slate of nominees to be proposed for election at the Annual Meeting of Shareholders. The Company's Nominating Committee will consider recommendations from the Company's shareholders of nominees for the Board of Directors. Presently, the Nominating Committee has no formal procedures for the submission of such recommendations.

See "Management - Director Compensation" for certain information regarding compensation of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, the Company's Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

             AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                (PROPOSAL NO. 2)

The Company's Articles of Incorporation currently authorize the Company to issue up to 5,000,000 shares of Common Stock with no par value and 100,000 shares of preferred stock. As of September 30, 1998, there were 3,365,267 shares of Common Stock outstanding and approximately 140,548 shares of Common Stock reserved or designated for future issuance under the Company's Incentive Stock Option Plan, 1994 Non-Qualified Stock Option Plan, and stock purchase warrants. The number of unissued and unreserved shares of Common Stock was 1,494,185 at September 30, 1998. No preferred shares have been issued or reserved or designated for issuance.

On September 10, 1998, the Board of Directors of the Company unanimously determined that it would be advisable and in the best interest of the Company to increase the number of authorized shares of Common Stock in order to provide the Company with an adequate supply of authorized but unissued shares of Common Stock for general corporate needs, including additional financing, payment of stock dividends, stock splits, acquisitions of other businesses and employee incentive and benefit plans. While the Company currently has no arrangements, understandings or commitments with respect to the issuance of any of the additional shares, it is considered advisable to have sufficient authorized and unissued shares available to enable the Company, as the need may arise, to move promptly to take advantage of market conditions and the availability of other favorable opportunities without the delay and expense involved in calling a special meeting of shareholders. Unless otherwise required by applicable law or regulations, the additional shares of Common Stock will be issuable without further authorization by vote or consent of the shareholders and on such terms and for such consideration as may be determined by the Company's Board of Directors. The Company is not subject to the listing standards of any exchange or inter-dealer quotation system and therefore is not subject to any shareholder approval requirements for issuance of additional shares of Common Stock.

The amendment increasing the authorized capital of the Company, could, under certain circumstances, discourage or make more difficult an attempt to gain control of the Company or the Board of Directors by tender offer or proxy contest, or to consummate a merger or consolidation with the Company after acquiring control, and to remove incumbent management, even if such transactions were favorable to the shareholders of the Company. In certain circumstances, the issuance of the additional shares may be used to create voting impediments or to frustrate persons seeking to gain control of the Company, especially if the shares were issued in a private placement to persons sympathetic to management and opposed to any attempt to gain control of the Company. Accordingly, this proposal to amend the Articles of Incorporation may be deemed (under certain circumstances which may or may not occur) to be an anti-takeover measure. However, the proposal is not being presented as, nor is it part of, any plan to adopt a series of anti-takeover measures.

The additional authorized shares of Common Stock would, when issued, have the same rights as the issued and outstanding shares of Common Stock. There are no preemptive rights with respect to any shares of Common Stock. Although the Board would authorize the issuance of additional shares of Common Stock based on its judgment as in the best interests of the Company and its shareholders, the issuance of Common Stock could have the effect of diluting the voting power and book value per share of the outstanding Common Stock.

In the absence of contrary specifications, the shares represented by the proxies will be voted FOR the following resolution:

        RESOLVED, that the shareholders of Portland Brewing Company adopt an amendment to Paragraph A of Article 3.01 of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000 to 25,000,000.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. If a quorum is present, the Company's Bylaws provide that this proposal will be approved if the votes cast by the shareholders entitled to vote favoring the proposal exceeds the votes cast opposing the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of the outcome of this proposal.


             AMENDMENT OF THE COMPANY'S INCENTIVE STOCK OPTION PLAN
                                (PROPOSAL NO. 3)


The Company maintains its Incentive Stock Option Plan (the "ISO Plan") to provide incentives to the Company's key employees. The Board of Directors believes that the availability of stock incentives is an important factor in the Company's ability to attract and retain the best available personnel for positions of substantial responsibility and to provide an incentive for them to exert their best efforts on behalf of the Company. A total of 163,500 shares of Common Stock have been reserved for issuance under the ISO Plan. As of September 30, 1998, only 28,850 shares remained available for issuance under the ISO Plan. The Board of Directors believes that additional shares will be needed under the ISO Plan to provide appropriate incentives to employees. Accordingly, the Board of Directors has approved, and recommends shareholder adoption of, an amendment to the ISO Plan that would increase from 163,500 shares to 400,000 shares the number of shares of Common Stock that are reserved for issuance under the ISO Plan.


SUMMARY OF ISO PLAN

The following discussion is intended only as a summary of the material provisions of the ISO Plan. Shareholders are encouraged to review the complete copy of the ISO Plan, which is included herein as Exhibit A.


The ISO Plan, which was approved by the Company's shareholders on October 15, 1992, and amended November 8, 1994, provides for grants of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). As of September 30, 1998, approximately 110 persons were eligible to participate in the ISO Plan. Because the officers and employees of the Company who may participate in the ISO Plan and the amount of their options will be determined by the Board of Directors in its discretion, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's directors, officers and employees. However, the aggregate fair market value at the time of grant of all Incentive Stock Options granted to any one participant, which are exercisable for the first time by the participant during any calendar year under all incentive stock plans of the Company, shall not exceed $100,000.


The administration of the ISO Plan has been delegated to the Board of Directors. In addition to determining who will be granted options, the Board of Directors has the authority and discretion to determine when options will be granted and the number of options to be granted. Only "employees" of the Company as that term is defined in the Code will be entitled to receive Incentive Stock Options. See "Federal Income Tax Consequences" below. The Board of Directors also may determine the time or times when each option becomes exercisable, the duration of the exercise period for options and the form or forms of the instruments evidencing options granted under the ISO Plan. The Board of Directors also may construe the ISO Plan and the provisions in the instruments evidencing options granted under the ISO Plan to participants and is empowered to make all other determinations deemed necessary or advisable for the administration of the ISO Plan.

The term of each option granted under the ISO Plan will be ten years from the date of grant, or such shorter period as may be established at the time of the grant. An option granted under the ISO Plan may be exercised at such times and under such conditions as determined by the Board of Directors, however, no option shall vest prior to the date which is one year after the date on which the Company grants such option. If a person who has been granted an option ceases to be an employee of the Company, such person may, subject to certain exceptions, exercise that option during the three month period after the date of termination, but only to the extent that the option was exercisable on the date of termination. If a person who has been granted an option ceases to be an employee as a result of such person's total and permanent disability, such person may exercise that option at any time within twelve months after the date of termination, but only to the extent that the option was exercisable on the date of termination. No option granted under the ISO Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance during the twelve month period after the date of death to the extent that such option was exercisable at the date of death.

The exercise price of incentive stock options granted under the ISO Plan may not be less than the fair market value of a share of Common Stock on the date of grant of the option. For any option recipient who owns more than 10% of the Company's Common Stock, at the time of grant, the exercise price must be at least 110% of fair market value. The consideration to be paid upon exercise of an option shall consist entirely of cash or with the consent of the Board of Directors, shares of Common Stock of the Company valued at its then current fair market value, or by combination of cash and Common Stock. In the event of stock dividends, splits, and similar capital changes, the ISO Plan provides for appropriate adjustments in the number of shares available for option and the number and option prices of shares subject to outstanding options.

Upon dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company goes out of existence or becomes a subsidiary of another corporation, or upon a sale of substantially all of the Company's property or more than eighty percent (80%) of its then outstanding capital stock to another corporation, the ISO Plan will terminate and any options granted under the ISO Plan will also terminate unless other provisions are made in writing.

The ISO Plan will continue in effect until August 1, 2002, unless earlier terminated by the Board of Directors, or until all shares available for issuance have been issued and all restrictions on such shares have lapsed, but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may terminate or amend the ISO Plan without the approval of the Company's shareholders but shareholder approval would be required in order to amend the ISO Plan to (i) increase the total number of shares, (ii) materially modify the requirements as to eligibility for participation in the ISO Plan or to materially increase the benefits accruing to participants under the ISO Plan, (iii) extend the maximum option period under the ISO Plan or (iv) make any change in the ISO Plan, the effect of which would be to disqualify options granted under the ISO Plan from favorable tax treatment as an "incentive stock option" under the Code.

The issuance of shares of Common Stock upon the exercise of options is subject to compliance with applicable securities laws.

FEDERAL INCOME TAX CONSEQUENCES

The federal income tax discussion set forth below is included for general information only. Optionees are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws.

Options designated as incentive stock options are intended to fall within the provisions of Section 422 of the Code. An optionee recognizes no taxable income as the result of the grant or exercise of such an option. If stock acquired upon exercise of an option is held at least until (i) two years following the grant of the option and (ii) one year following exercise, then any gain on subsequent sale of the stock will be taxed as a long-term capital gain. In that case, the Company will not be entitled to any deduction for federal income tax purposes. In general, if an optionee sells shares within two years after the date of grant or within one year after the date of exercise, the excess of the fair market value of the shares at the date of exercise over the option exercise price (not to exceed the gain realized on the sale) will be taxable as ordinary income at the time of sale. If the optionee sells the stock for less than the option exercise price, the loss will be a long-term or short-term capital loss and no income will be recognized. Any ordinary income recognized by the optionee upon the disposition of stock would be deductible by the Company for federal income tax purposes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. If a quorum is present, the Company's Bylaws provide that this proposal will be approved if a majority of the votes cast by the shareholders entitled to vote favoring the proposal exceeds the votes cast opposing the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the determination of the outcome of this proposal.


             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                (PROPOSAL NO. 4)

The Board of Directors has selected Arthur Andersen LLP, independent accountants, to audit the financial statements of the Company for the year ending December 31, 1998, subject to ratification by the shareholders.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Arthur Andersen LLP to audit the books and accounts of the Company for the year ending December 31, 1998. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of his firm if such representative so desires, and will be available to respond to any appropriate questions of any shareholder. Arthur Andersen LLP was the Company's independent accountants for the year ended December 31, 1997.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. If a quorum is present the Company's Bylaws provide that ratification of this proposal will be approved if the votes cast by the shareholders entitled to vote favoring the ratification exceeds the votes cast opposing the ratification. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of the outcome of this proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of September 30, 1998 as to (i) each person who is known by the Company to own beneficially 10% or more of the outstanding shares of the Company's Common Stock, (ii) each of the three most highly compensated officers and (iii) all Directors and officers as a group. Except as otherwise noted, the Company believes the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.


                                                              SHARES               PERCENT OF
             NAME OF BENEFICIAL OWNER OR                   BENEFICIALLY              SHARES
              NUMBER OF PERSONS IN GROUP                    OWNED (1)              OUTSTANDING
              --------------------------                    ---------              -----------

       Shareholder Group (9)                                 1,875,196.5               53.6  %

       Robert M. MacTarnahan (3) (9)                         1,875,196.5               53.6
           11416 SW Lynnridge
           Portland, Oregon 97225

       R. Scott MacTarnahan (4) (9)                          1,875,196.5               53.6
           11416 SW Lynnridge
           Portland, Oregon 97225

       Charles A. (Tony) Adams (2) (5) (9)                   1,875,196.5               53.6

       Frederick L. Bowman (2) (7)                                52,445                1.6

       Glenmore James (2) (6)                                     29,500                  *


       All Officers and Directors as a group,
       (eight persons)  (8) (9)                              2,000,791.5               56.4  %
*          Less than 1%

<F1>     Beneficial ownership includes voting power and investment power with respect to shares and includes shares issuable upon the exercise of outstanding stock options and warrants.

<F2>     The business address for these individuals is 2730 NW 31st Avenue,
         Portland, Oregon  97210.

<F3>     Includes 22,860 shares owned individually by Mr. Robert M. MacTarnahan,
         73,335 shares held by Black Lake Investments, 765,162 shares held by Harmer Mill & Logging Supply Co., and 30,000 shares held by Harco Products, Inc., each of which is controlled by Mr. and Mrs. Robert M. MacTarnahan and Mr. R. Scott MacTarnahan, 43,848.75 shares which may be purchased for $3.3333 per share upon exercise of a warrant held by MacTarnahan Limited Partnership, whose general partner is Harmer Mill & Logging Supply Co. and whose limited partners are Mr. Robert M. MacTarnahan and Mrs. Ruth MacTarnahan, and 6,000 shares which may be purchased for $5.3333 per share upon exercise of a non-qualified stock option held by Mr. Robert M. MacTarnahan. The non-qualified options are exercisable.

                                       8

<F4>     Includes 73,335 shares held by Black Lake Investments, 765,162 shares held by Harmer Mill & Logging Supply Co., and 30,000 shares held by Harco Products, Inc., each of which is controlled by Mr. Robert M. MacTarnahan and Mr. R. Scott MacTarnahan, 600 shares held by Mr. R. Scott MacTarnahan's spouse, 43,848.75 shares which may be purchased for $3.3333 per share upon exercise of a warrant held by MacTarnahan Limited Partnership, whose general partner is Harmer Mill & Logging Supply Co. and whose limited partners are Mr. Robert M. MacTarnahan and Mrs. Ruth MacTarnahan and, 6,000 shares which may be purchased for $5.3333 per share upon exercise of a non-qualified stock option held by Mr. R. Scott MacTarnahan. The non-qualified options are exercisable.

<F5>     Includes 180,300 shares held by Electra Partners, Inc., an entity controlled by Mr. Adams, 666,192 shares held by Mr. Adams as Trustee of the Charles A. Adams Family Trust, 525 shares held by Mr. Adams' daughter and 525 shares held by Mr. Adams' son, 43,848.75 shares which may be purchased for $3.3333 upon exercise of a warrant held by Electra Partners, Inc. and 36,000 shares which may be purchased for $5.8666 per share upon exercise of an incentive stock option held by Mr. Adams.

<F6>     Includes 12,000, 6,000 and 10,000 shares which may be purchased for
         $5.3333, $7.00, and $7.00 per share, respectively, upon exercise of incentive stock options held by Mr. James.

<F7>     Includes 44,445 shares owned individually by Mr. Bowman, and 8,000 shares which may be purchased for $7.00 per share upon exercise of incentive stock options held by Mr. Bowman.

<F8>     Includes 93,000 shares which may be purchased for prices ranging from
         $3.333 to $7.00 per share, upon exercise of stock options held by all Directors and officers, as a group. Includes 43,848.75 shares which may be purchased for $3.3333 per share upon exercise of a warrant held by MacTarnahan Limited Partnership and 43,848.75 shares which may be purchased for $3.3333 upon exercise of a warrant held by Electra Partners, Inc.

<F9>     Robert M. MacTarnahan, Robert S. MacTarnahan, Harmer Mill & Logging
         Supply Co. (dba Harmer Company) (11416 SW Lynnridge, Portland, Oregon 97225), Harco Products, Inc. (11416 SW Lynnridge, Portland, Oregon 97225), Black Lake Investments (11416 SW Lynnridge, Portland, Oregon 97225), MacTarnahan Limited Partnership (11416 SW Lynnridge, Portland, Oregon 97225), Charles A. Adams, Electra Partners, Inc. (1765 Farmington Road, Aloha, Oregon 97007) and the Charles A. Adams Family Trust (1539 SW Elizabeth Court, Portland, Oregon 97201) are members of a "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 ("34 Act"). Pursuant to Rule 13d-5 promulgated under the 34 Act, the group is deemed to beneficially own all shares of the Company which are beneficially owned by any member of the group and therefore the group beneficially owns 1,875,196.5 shares. Because each member of the group shares investment and voting control of the group shares, each member of the group is deemed to beneficially own all shares of the group. Therefore, (a) Robert M. MacTarnahan is deemed to beneficially own 933,990.75 shares in addition to the shares described in footnote 3, (b) R. Scott MacTarnahan is deemed to beneficially own 956,250.75 shares in addition to the shares described in footnote 4, and (c) Charles A. Adams is deemed to beneficially own 947,805.75 shares in addition to the shares described in footnote 5.

                                CHANGE IN CONTROL


In December 1997, the Company borrowed a total of $400,000 under 10% Amortizing Subordinated Notes (collectively, the "Notes"). Of the $400,000, $200,000 was borrowed from each of (i) Harmer Mill & Logging Supply Co. ("Harmer"), an entity controlled by Robert W. MacTarnahan, and (ii) Charles A. Adams Family Trust (the "Trust"), an entity controlled by Charles A. Adams. On August 25, 1998, each of Harmer and the Trust agreed to exchange its Notes for 645,162 shares of the Company's Common stock, resulting in the issuance of a total of 1,290,324 shares.

In August 1998, the MacTarnahan Limited Partnership purchased approximately $3.5 million of secured Company debt held by Bank of America, NT&SA ("Debt"). In connection with the purchase of the Debt, Electra Partners Inc. and the Trust entered into a letter voting agreement on August 26, 1998 with Robert M. MacTarnahan and R. Scott MacTarnahan pursuant to which Electra Partners, Inc. and the Trust agreed to vote all of their shares of Common Stock at the direction of Robert M. MacTarnahan and R. Scott MacTarnahan prior to or at the 1998 Annual Meeting of Shareholders. In November 1998, Charles A. Adams, Robert
M. MacTarnahan, R. Scott MacTarnahan and certain related parties entered into a Voting Agreement which formalized the previous voting arrangement and extended the term of the voting arrangement until all of the Debt is paid to the MacTarnahan Limited Partnership.

Pursuant to the above events, a change in control of the Company occurred on August 26, 1998 when Robert M. MacTarnahan and R. Scott MacTarnahan acquired voting control over the 846,492 shares held by Electra Partners, Inc. and the Trust. As a result of the events described above, Robert M. MacTarnahan and R. Scott MacTarnahan each beneficially own 1,875,196.5 shares of Common Stock, or 53.6% of the outstanding shares of Common Stock. Prior to the change in control, no person beneficially owned more than 50% of the outstanding shares of Common Stock.


See "Certain Relationships and Related Transactions."


                          OPTIONS, WARRANTS AND RIGHTS

The following table sets forth certain information regarding outstanding options and warrants to purchase shares of Common Stock of the Company as of September 30, 1998 as to (i) each person who is known by the Company to own beneficially 10% or more of the outstanding shares of the Company's Common Stock, (ii) each of the three most highly compensated officers and (iii) all Directors and officers as a group.



                                  NUMBER OF SHARES OF COMMON STOCK
                                       CALLED FOR BY OPTIONS
        NAME OF HOLDER                      AND WARRANTS                EXERCISE PRICE     DATE OF EXERCISE

MacTarnahan Limited
Partnership (1)                                43,848.75                   $3.333               (2)
Electra Partners, Inc. (1)                     43,848.75                   $3.333               (2)
Robert M. MacTarnahan                           6,000                      $5.333               (2)
R. Scott MacTarnahan                            6,000                      $5.333               (2)
Charles A. (Tony) Adams                        36,000                      $5.866               (3)
Frederick L. Bowman                             8,000                      $7.00                (4)
Glenmore James                                 28,000                    $5.333-$7.00           (5)

All Directors and officers as
a group, (eight persons)                      180,697.5                  $3.333-$7.00           (6)

<F1>     MacTarnahan Limited Partnership is an entity whose general partner is
         Harmer Mill & Logging Supply Co. and whose limited partners are Robert
         M. MacTarnahan and Ruth MacTarnahan. Electra Partners, Inc. is an entity controlled by Mr. Adams.

                                       10




<F2>     Options and Warrants are currently exercisable.

<F3>     As of September 30, 1998, options to purchase 33,750 shares of Common
         Stock were exercisable. Options to purchase the remaining 2,250 shares of Common Stock become exercisable quarterly, and will be fully exercisable in November 1998.

<F4>     As of September 30, 1998, options to purchase 4,000 shares of Common
         Stock were exercisable. Options to purchase the remaining 4,000 shares of Common Stock become exercisable quarterly, and will be fully exercisable in January 2001.

<F5>     As of September 30, 1998, options to purchase 17,000 shares of Common
         Stock were exercisable. Options to purchase the remaining 11,000 shares of Common Stock become exercisable quarterly, and will be fully exercisable as follows: 3,000 shares in November 1999, 3,000 shares in January 2001, and 5,000 in March 1999.

<F6>     As of September 30, 1998, options to purchase 75,750 shares of Common
         Stock were exercisable. Options to purchase the remaining 17,250 shares of Common Stock become exercisable quarterly, and will be fully exercisable at various dates from November 1998 through January 2001. As of September 30, 1998, warrants to purchase 87,697.5 shares of Common Stock were exercisable.


                                   MANAGEMENT

EXECUTIVE OFFICERS

Information with respect to the Company's current executive officers is set forth below. Officers of the Company are elected by the Board of Directors and hold office until their successors are elected and qualified.



               NAME                      AGE            CURRENT POSITION(S) WITH THE COMPANY
               ----                      ---            ------------------------------------


    Charles A. (Tony) Adams               52         Chairman of the Board, President and Chief
                                                     Executive Officer

                                                     Vice President, Sales and Marketing,
    Frederick L. Bowman                   53         Treasurer and Secretary

                                                     Executive Vice President, Chief Financial
    Glenmore James                        43         Officer

For information on the business backgrounds of Mr. Adams and Mr. Bowman, see "Nominees for Director".

GLENMORE JAMES. Mr. James has been Chief Financial Officer since June 1994, served as Vice President and Treasurer from June 1994 until July 1997, and served as Secretary from September 1996 until July 1997. In July 1997 Mr. James was elected Executive Vice President. He joined the Company full-time in April 1994. Prior to that, Mr. James acted as a consultant to the Company. Mr. James is responsible for the financial and operations departments of the Company. Mr. James has worked for fifteen years in the Portland area business community, initially in financial accounting management positions in various manufacturing and distribution companies and more recently as an independent business consultant. Mr. James received his ICSA certification in 1976 from Mid-Essex Technical College, England.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table and notes set forth information regarding all cash compensation paid by the Company during the year ended December 31, 1997, to each of the three most highly compensated officers and all officers as a group.

                                          CAPACITIES IN WHICH                           AGGREGATE
      NAME                                REMUNERATION WAS RECEIVED                     REMUNERATION
      ----                                -------------------------                     ------------

      Charles A. (Tony) Adams             Chairman of the Board, President and Chief    $      76,500
                                          Executive Officer

      Glenmore James                      Executive Vice President, Chief Financial     $      89,391
                                          Officer

      Frederick L. Bowman                 Vice President, Sales and Marketing,          $      47,492
                                          Treasurer and Secretary

      All officers as a group (3 persons)                                               $     213,383


INCENTIVE STOCK OPTION PLAN. In October 1992, the shareholders of the Company approved the Company's Incentive Stock Option Plan (the "ISO Plan""). The ISO Plan is administered by the Company's Board of Directors and provides for grants to officers and employees of options to acquire up to 163,500 shares of the Company's Common Stock, subject to the limitations set forth in the ISO Plan. Pursuant to the ISO Plan, the granting of options is at the discretion of the Board of Directors, and it has the authority to set the terms and conditions of the options granted, including the option exercise price which must be a price equal to at least 100% of the fair market value of the subject shares of Common Stock at the time the option is granted. As of September 30, 1998, options covering 130,150 shares of the Company's Common Stock were outstanding under the ISO Plan.

RESTATED CASH INCENTIVE PLAN. The Company may award its officers and employees, under its Restated Cash Incentive Plan ("the Plan"), bonuses in an amount up to 10 percent (10%) of net operating profits before taxes. Awards under the Plan will be allocated among the officers and employees in accordance with the provisions of the plan at the discretion of the Board of Directors. No amounts were awarded in 1997 or 1996 under the Plan.

NON-QUALIFIED STOCK OPTION PLAN. In August 1994, the Board of Directors adopted the 1994 Non-Qualified Stock Option Plan ("NQSOP"). The NQSOP is administered by the Board of Directors and provides for grants to officers, employees, directors and consultants of options to acquire up to 45,000 shares of the Company's Common Stock at an exercise price of at least 85% of the fair market value of the subject shares of Common Stock at the time the option is granted. The granting of options is at the discretion of the Board of Directors. As of September 30, 1998, options covering 21,000 shares of the Company's Common Stock were outstanding under the NQSOP.

DIRECTOR COMPENSATION

Directors receive no cash compensation for serving on the Board of Directors. Each Director, with the exception of Mr. Adams, has been granted options under the Company's Non-Qualified Stock Option Plan ("NQSOP"). To date, options to purchase 21,000 shares of the Company's Common Stock at $5.3333 per share have been granted to Directors under the NQSOP. No options were granted under the NQSOP in 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



LEASE AGREEMENT WITH PORTLAND BREWING BUILDING, L.L.C.

In November 1992, the Company executed a triple net, 15 year lease (with three five-year renewal options) with Portland Brewing Building Partners ("Brewing Partners"), which developed the Company's new brewery at 2730 NW 31st Avenue in Portland. The Company believes that the terms and conditions of its lease, as amended, are fair and reasonable and are no less favorable to the Company than could be obtained from unaffiliated parties. Brewing Partners was an equal 50/50 partnership of Electra Partners, Inc. ("Electra"), a company controlled by Mr. Adams, and Harmer Mill & Logging Supply Co. ("Harmer"), a company controlled by Mr. and Mrs. Robert M. MacTarnahan. In 1995, after a series of transactions, the property and the lease were contributed to Portland Brewing Building, L.L.C., which is owned 50% by MacTarnahan Limited Partnership (whose general partner is Harmer and whose limited partners are Robert M. MacTarnahan and Ruth MacTarnahan); 25.1604% by Electra; and 24.8396% by L & L Land Co. (a general partnership consisting of Howard M. Wall, a director of the Company and his wife, Patricia Wall). In connection with the negotiation of this lease, MacTarnahan Limited Partnership and Electra Partners, Inc. each have warrants for the purchase of 43,848.75 shares of Common Stock, exercisable at any time through December 31, 2002, at an exercise price of $3.333 per share.

Monthly lease payments, which began June 15, 1993, are $22,060 plus property taxes, insurance and maintenance. In December 1997, in connection with the issuance of $400,000 of 10% Amortizing Subordinated Notes to Harmer and the Charles A. Adams Family Trust, lease payments were reduced by $5,000 for each of the months of January through July 1998, and by $3,060 for each of the months of August and September.

LEASE AGREEMENT WITH L & L LAND CO.

In January 1995, the Company entered into a sublease of approximately 10,025 square feet of space (the "sublease") located in the building commonly known as 2750 N.W. 31st Avenue, Portland, Oregon (the "Adjacent Building"). The Adjacent Building was owned by an unrelated third party and was leased to Power Transmission Products, Inc., who executed the sublease in favor of the Company. The Adjacent Building includes a total of approximately 23,000 square feet of improved space. The term of the sublease expires March 31, 1999.

In December 1995, L & L Land Co. (also appearing of record as L & L Land) acquired the Adjacent Building. L & L Land Co. is a general partnership between Howard M. Wall, a director of the Company, and his wife, Patricia Wall. In acquiring the Adjacent Building, L & L Land Co. also became the landlord under the lease to Power Transmission Products, Inc.

Contemporaneously with the acquisition of the Adjacent Building, L & L Land Co. executed an Option to Purchase and Agreement and Option to Lease (the "Option Agreement") with the Company dated December 28, 1995, pursuant to which (a) the Company was granted the exclusive and irrevocable right and option to acquire the Adjacent Building until December 31, 1998, for a total purchase price of $1,100,000 (the amount paid by L & L Land Co. to acquire the Adjacent Building), plus the amount, up to $200,000, paid by L & L Land Co. for the improvements described below, (b) the Company was granted the right and option to lease the entirety of the Adjacent Building if a written notice is given by the Company before the later of September 30, 1998 or thirty (30) days following the Company receiving written confirmation that Power Transmission Products, Inc. has vacated the Adjacent Building and that L & L Land Co. has the legal ability to lease the entirety of the Adjacent Building to the Company, in which event the Adjacent Building would be leased to the Company for a 10-year term at a rent of $10,833 per month for the first five years and at a fair market rental value rate for the remaining five years, and (c) the Company agreed to lease the entirety of the Adjacent Building through March 31, 1999 in the event the Power Transmission Products, Inc. lease is terminated and vacated prior to March 31, 1999.

As consideration for the Option Agreement, the Company agreed to pay L & L Land Co. monthly in arrears an amount equal to interest which would accrue at the annual rate of 10% on the sum expended by L & L Land Co. for the improvements described below, up to a maximum expenditure of $200,000, with such amount to commence to accrue upon final completion of the improvements and to cease upon the earlier of acquisition of the Adjacent Building by the Company, execution of a direct lease by the Company for the entire Adjacent Building, the termination of the Option Agreement, or March 31, 1999, whichever is the earliest of such dates.

L & L Land Co. agreed, in the Option Agreement, to construct certain improvements (consisting of a shipping dock) to the Adjacent Building. In 1996, the Company and L & L Land Co. paid approximately $400,000, split equally, for the construction of the shipping dock.

LICENSE AGREEMENT WITH ROBERT M. MACTARNAHAN

In July 1994, the Company entered into a License Agreement ("License Agreement") with Robert M. MacTarnahan, a director of the Company, and Harmer Mill & Logging Supply Co., a company controlled by Mr. and Mrs. Robert M. MacTarnahan. Pursuant to the License Agreement, (i) Mr. MacTarnahan conveys to the Company the right to use his surname and its variation "MacTarnahan" as a Company trademark, and
(ii) the Company has been granted an exclusive worldwide license to use Mr. MacTarnahan's likeness, image and other personal attributes to promote the sale of the Company's products, merchandise, and related materials. The license expires on December 31, 2093. In consideration of the license grant, the Company must pay a royalty of $1.00 per barrel of MacTarnahan's Ale sold by the Company for the term of the license. The Company has the right to terminate the License Agreement on 30-days' written notice. The license shall also terminate (a) if, in any subsequent year after Dilution (as defined below), the Company or its successors fails to sell a volume of products equal to or greater than 20% of the average annual value of sales of products in the prior five (5) years, or
(b) if the Company or its successors fail to make any sales of MacTarnahan's Ale for a period of twelve months. The term "Dilution" means the occurrence of any of the following: (i) MacTarnahan, his affiliates, Charles A. (Tony) Adams, Mr. Adams' affiliates, and Portland Brewing Building Partners, L.L.C., collectively, cease to own at least ten percent (10%) of the common stock of the Company (or any successor), including the shares that could be purchased by any of the foregoing upon exercise of all outstanding warrants or options granting rights to purchase Company stock; (ii) the Company sells substantially all of its assets; or (iii) the Company sells or assigns its right, title and interest to the brands "MacTarnahan's Ale," "MacTarnahan's Scottish Ale," any other version of the MacTarnahan name used as a brand name and/or the License Agreement. In the event the license is terminated or terminates, the Company must assign its rights to the trademark "MacTarnahan" and the above variations to Mr. MacTarnahan.

Royalties paid to Harmer under the License Agreement for 1997 and 1996 were $23,430 and $21,974, respectively, based on the sale of 23,430 and 21,974 barrels, respectively, of MacTarnahan's Ale during the same periods.

10% AMORTIZING SUBORDINATED NOTES (SEE ALSO "CHANGE IN CONTROL")

In December 1997, the Company borrowed $400,000 under 10% Amortizing Subordinated Notes (the "Notes"). Of the $400,000, $200,000 was borrowed from each of (i) Harmer and (ii) the Trust, an entity controlled by Charles A. Adams, the Company's President. Payments under the Notes are due in thirty six equal monthly principal payments of $11,111 commencing July 1, 1999. Interest is payable monthly at 10% per annum, commencing on February 1, 1998. Proceeds under the Notes were applied to the outstanding balance under the Company's line of credit. The Notes were secured by a second security interest in the Company's accounts receivable and inventory.

On August 25, 1998, Harmer and the Trust were each issued 645,162 shares of the Company's Common Stock in exchange for the cancellation of the Notes.

PURCHASE AND RESTRUCTURING OF SECURED DEBT

On August 17, 1998, the MacTarnahan Limited Partnership purchased approximately $3.5 million of secured Company debt held by Bank of America, NT&SA ("Debt") and evidenced by a Business Loan Agreement dated as of December 15, 1995, as amended ("Loan Agreement") and a Security Agreement (Receivables, Inventory and Equipment) dated December 15, 1995 and related UCC financing statements ("Security Agreement"). In addition, on August 17, 1998 the Company entered into a Credit and Forbearance Agreement with the MacTarnahan Limited Partnership pursuant to which the MacTarnahan Limited Partnership agreed to forbear from exercising its remedies with respect to the Debt and agreed to make up to an additional $600,000 in working capital advances to the Company pursuant to a Promissory Note dated August 17, 1998 ("$600,000 Note") which is secured by the Security Agreement. Interest under the $600,000 Note accrues on advances at the rate the MacTarnahan Limited Partnership pays under its bank line of credit to fund advances, plus 1%. All principal and interest under the $600,000 Note is payable on demand on or after September 1, 1998.


On September 2, 1998, the Company entered into a Loan Agreement with the Bank of the Northwest ("Loan Agreement") which replaced the $600,000 Note and provided for a revolving $600,000 loan to the Company at an interest rate of 7.99%. The Loan Agreement is guaranteed by Harmer Mill & Logging Supply Co. ("Harmer") and is secured by a Harmer $600,000 certificate of deposit for which Harmer will receive an accommodation fee in an amount equal to 1% per year on the outstanding principal loan balance, as in effect from time to time, on the Loan Agreement.

The Company and the MacTarnahan Limited Partnership are currently negotiating to enter into a new agreement ("Replacement Agreement") which will replace the Credit Agreement and the Bank of America Loan Agreement and will reduce the outstanding amount of the loan previously due under the Loan Agreement (which was subsequently assigned to the MacTarnahan Limited Partnership) to $2,100,000. The Replacement Agreement will be secured by the Security Agreement and provide for per annum interest equal to the prime lending rate of Bank of the Northwest plus 1%.


              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 34 Act requires the Company's executive officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during 1997, all executive officers, Directors and greater than 10% shareholders complied with all applicable filing requirements, except for a filing on Form 5 for Mr. James reporting the grant of stock options in 1997, which was filed late.


                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING


Shareholder proposals intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company at its principal office no later than May 1, 1999, in order that they may be considered for inclusion in the Proxy Statement and form of Proxy relating to that meeting.

The proxies appointed by the Company will have discretionary authority to vote on any proposal which in presented at the 1999 Annual Meeting of shareholders and not contained in the Company's proxy materials unless the Company receives notice of such proposal at its principal office no later than July 15, 1999.

                                  OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the proxy holders determine to be in the best interest of the Company.

                              COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                             ADDITIONAL INFORMATION

A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 accompanies this Proxy Statement. The Company will provide, without charge on the written request of any beneficial owner of shares of the Company's Common Stock entitled to vote at the Annual Meeting, an additional copy of the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission for the year ended December 31, 1997. Written requests should be mailed to the Secretary, Portland Brewing Company, 2730 NW 31st Avenue, Portland, Oregon, 97210.


                               By Order of the Board of Directors


                               /s/ Glenmore James
                               Glenmore James
                               Executive Vice President, Chief Financial Officer


November 17, 1998

                                   Exhibit A

                            PORTLAND BREWING COMPANY
                           INCENTIVE STOCK OPTION PLAN



Prepared by:

SCHWABE, WILLIAMSON & WYATT
1211 S.W. Fifth Avenue
Pacwest Center, Suites 1600-1950
Portland, OR  97204-3795

                            PORTLAND BREWING COMPANY
                           INCENTIVE STOCK OPTION PLAN



                                   ARTICLE 1
                                   ---------

                     ESTABLISHMENT, PURPOSE AND DEFINITIONS


     1.1  PURPOSE
          -------. The purpose of the Plan is to give key employees of the Company an opportunity to purchase common stock of the Company pursuant to options which qualify as "incentive stock options" under Code Section 422. The Plan is adopted in the belief that providing key employees with a stake in the Company's successful operation will act as an incentive to them to expand and improve the profit position of the Company and will materially aid the Company in obtaining and retaining key employees of outstanding ability.

     1.2  PLAN
          ----. This Plan document is intended to implement and govern the Portland Brewing Company Incentive Stock Option Plan.


                                    ARTICLE 2
                                    ---------

                                   DEFINITIONS


     2.1 "Board" or "Board of Directors" shall mean the board of directors of the Company.

     2.2  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.3  "Committee" shall mean the committee established pursuant to Section
3.4 to administer the Plan, or if no committee has been designated, the Board of Directors.

     2.4 "Company" shall mean Portland Brewing Company, an Oregon corporation, and its Subsidiaries, or any successor thereof.

     2.5 "Director" shall mean any person serving on the Board of Directors of the Company.

     2.6 "Disinterested Person" shall mean any person defined in Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

     2.7  "Effective Date" shall mean August 1, 1992.

     2.8 "Employee" shall mean any person employed by the Company, whether paid on commission or salary, who performs services for the Company during the Plan Year and is an employee under the withholding tax rules of Code Section 3401(c).

     2.9 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.



Page 1 - STOCK OPTION PLANS

     2.10 "Incentive Stock Option" shall mean any option intended to satisfy the requirements under Code Section 422(b) as an incentive stock option which qualifies for special tax treatment under Code Section 421.

     2.11 "Option" shall mean an option to acquire Shares granted under the Plan.

     2.12 "Option Period" shall mean the period specified by the Committee during which the Option may be exercised, which Option Period shall not extend for more than ten (10) years from the date such option is granted. If at the time such Option is granted, the Optionee is a Restricted Shareholder, such Option Period shall not extend for more than five (5) years from the date such Option is granted.

     2.13 "Optionee" shall mean an Employee who has been granted Options.

     2.14 "Participant" shall mean an Employee who has received Options in accordance with this Plan.

     2.15 "Plan" shall mean this plan, known as the Portland Brewing Company Incentive Stock Option Plan.

     2.16 "Plan Year" shall mean the twelve (12) month period beginning January 1 and ending December 31.

     2.17 "Restricted Shareholder" shall mean an Optionee granted an Incentive Stock Option who, at the time the Incentive Stock Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, with stock ownership determined in light of the attribution rules of Code Section 424(d).

     2.18 "Shares" shall mean the common stock of Portland Brewing Company.

     2.19 "Start Date" shall mean the date the Option becomes effective as designated by the Committee.

     2.20 "Subsidiaries" shall mean any corporation in any unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain or such other definition provided in Code Section 424(f).

     2.21 "Termination Date" shall mean August 1, 2002, which date cannot extend beyond ten (10) years from the date the Plan was originally adopted (or from the date the Plan is approved by the shareholders of the Company, if earlier).

     2.22 "Total Disability" shall mean a total and permanent disability as that term is defined in Code Section 22(e)(3).

     2.23 "Vest" means the point in time when all or a portion of the Participant's Options under the Plan become non-forfeitable after certain conditions imposed by the Committee have been met, unless otherwise forfeited under the terms of this Plan.


Page 2 - STOCK OPTION PLANS

     2.24 "Vested Options" means the portion of the Participant's Options under the Plan that are non-forfeitable unless forfeitable under Sections 7.4 or 7.5 of this Plan.


                                   ARTICLE 3
                                   ---------

                             ADMINISTRATION OF PLAN


     3.1  ADMINISTRATION BY BOARD
          -----------------------. The Plan shall be administered by the Board. The Board shall have full and absolute power and authority in its sole discretion to (i) determine which Employees shall receive Options, (ii) determine the time when Options shall be granted, (iii) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Option granted hereunder, (iv) determine the number of Shares which may be issued upon exercise of the Options, and (v) interpret the provisions of the Plan and any Option granted under the Plan.

     3.2  RULES AND REGULATIONS
          ---------------------. The Board may adopt such rules and regulations as it deems necessary or appropriate to carry out the purposes of the Plan and shall have authority to do everything necessary or appropriate to administer the Plan.

     3.3  BINDING AUTHORITY
          -----------------. All decisions, determinations, interpretations, or other actions by the Board shall be final, conclusive, and binding on all Employees, Optionees, and any successors in interests to any such parties.

     3.4  ADMINISTRATION BY COMMITTEE
          ---------------------------.

          (a) The Board in its sole discretion may from time to time appoint a Committee to administer the Plan and exercise all of the powers, authority, and discretion of the Board under the Plan. The Board may from time to time remove members from, or add members to, the Committee, and vacancies on the Committee shall be filled by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (b) In establishing the Committee, the Board may but need not require each member of the Committee to be a Disinterested Person, and the Board may but is not required to take such other actions as are deemed necessary or advisable to conform the Plan to the requirements of Rule 16b-3 promulgated under the Exchange Act.

          (c) The Committee shall report to the Board the names of Employees who are granted Options, the number of Shares covered by each Option, and the terms and conditions of each such Option.


                                   ARTICLE 4
                                   ---------

                                  ELIGIBILITY


     The Committee shall designate which Employees shall be granted Options under the Plan.



Page 3 - STOCK OPTION PLANS

                                   ARTICLE 5
                                   ---------

                      NUMBER OF SHARES AVAILABLE FOR GRANT


     5.1  AGGREGATE SHARES AVAILABLE
          --------------------------. The maximum aggregate number of Shares which may be optioned and sold under this Plan is 3,400, plus the number of Shares issued upon exercise of Options which are reacquired by the Company upon the exercise of Incentive Stock Options. In the event that Options granted under the Plan shall for any reason terminate, lapse, be forfeited, or expire without being exercised, the Shares subject to such unexercised Options shall again be available for granting under this Plan.

     5.2  CHANGE IN SHARES
          ----------------. If there is any change in the Shares through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, stock split, reverse stock split, or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors to the aggregate number of shares subject to the Plan and the number of shares and the price per share subject to the Plan and the number of shares and the price per share subject to outstanding Options, to preserve, but not to increase, the benefits of the Optionees.


                                   ARTICLE 6
                                   ---------

                         TERMS AND CONDITIONS OF OPTIONS


     6.1  WRITTEN AGREEMENT
          -----------------. Each Option granted pursuant to the Plan shall be evidenced by a written agreement executed by the Company and the Optionee, which shall be in a form substantially similar to the Stock Option Agreement attached hereto and shall be consistent with the terms of the Plan. The attached Stock Option Agreement, including the terms and conditions attached thereto, are incorporated herein by reference and made a part hereof.

     6.2  PERIOD OF GRANT
          ---------------. Any Options under the Plan must be granted after the Effective Date and prior to the Termination Date of the Plan.

     6.3  PERIOD OF EXERCISE
          ------------------. An Option shall be exercisable only during the Option Period, and can only be exercised by the Optionee during the lifetime of the Optionee.

     6.4  LIMIT ON OPTIONS ISSUED
          -----------------------. The aggregate fair market value (determined pursuant to Article 8 at the time of grant) of all Incentive Stock Options granted to any one Participant which are exercisable for the first time by the Participant during any calendar year under all incentive stock plans of the Company shall not exceed $100,000.

     6.5  EXERCISE PRICE
          --------------. The exercise price of an Option shall be determined by the Board of Directors at the time the Options are granted, but shall not be less than the fair market value of the Shares covered by such Option on the date such Option is granted. If at the time an Option is granted the Optionee is a Restricted Shareholder, the exercise price of such Incentive Stock Option shall be not less than one hundred ten percent (110%) of the fair market value of the Shares covered by such Option on the date such Option is granted.

     6.6  ASSIGNMENT
          ----------. Each Option granted under the Plan by its terms shall be nonassignable and nontransferable by the Optionee, either voluntarily or by operation of law, except as permitted under the Code and applicable securities laws, or by will or the laws of descent and distribution of the state


Page 4 - STOCK OPTION PLANS
or country of the Optionee's domicile at the time of death, and each Option by its terms shall be exercisable during the Optionee's lifetime only by the Optionee.

     6.7  VESTING AND CONDITIONS
          ----------------------. The Committee may designate when and under what conditions the Option rights granted shall vest, the period during which the Option may be exercised, and designate other terms and conditions which must be satisfied before the Option may be exercised; however no option shall vest prior to the date which is one year after the date on which the Company issues Option and signs the Stock Option Agreement for such Shares.

     6.8  OPTIONS GRANTED TO DIRECTORS
          ----------------------------. Notwithstanding any provision to the contrary herein, Options granted to directors of the Company may be exercised only after the expiration of one year from the date such Option is granted.


                                   ARTICLE 7
                                   ---------

                               EXERCISE OF OPTION


     7.1  WRITTEN REQUEST FOR EXERCISE
          ----------------------------.  Subject to the limitations stated in
Section 6 or the specific terms of the Stock Option Agreement, during the Option Period the Optionee may exercise all or any part of the Vested Option Shares, by delivering the following to the Company:

          (a) A written notice in a form acceptable to the Company specifying the number of whole Option Shares being purchased;

          (b) A check payable to the order of the Company equal to the number of Option Shares being purchased multiplied by the price per Share, plus any Shares which the Optionee is using as payment for the Option being exercised if permitted in accordance with Section 7.3;

          (c) A check payable to the order of the Company equal to the amount of any taxes the Company is required by law to withhold with respect to such exercise; and

          (d)  A signed copy of Exhibit "A" if required by the securities laws.

     7.2  PAYMENT UPON EXERCISE
          ---------------------. If additional withholding of applicable federal, state and local taxes is, or becomes required beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount to the Company on demand. If the Optionee fails to pay the amount demanded, the Company may withhold such amount from other amounts payable by the Company to the Optionee, including salary, subject to applicable law. With the consent of the Board, an Optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company common stock to satisfy the withholding amount.

     7.3  PAYMENT OF OPTION EXERCISE PRICE
          --------------------------------.  In the discretion of the Board, an
Optionee may elect to pay for all or some of the Optionee's Shares with Shares previously acquired and owned at the time of exercise by the Optionee, subject to all restrictions and limitations of applicable laws, rules, and regulations and subject to the satisfaction of any conditions the Board may impose, including but not limited to the making of such representations and warranties and the providing of such other assurances that the Board may require with respect to the Optionee's title to the Shares used for payment of the exercise price. Such payment shall be made by delivering certificates representing


Page 5 - STOCK OPTION PLANS

Shares, duly endorsed or with a duly signed stock power attached, and free of restrictions other than securities laws restrictions. Such Shares shall be valued as provided in Article 8.

     7.4  CHANGE IN CORPORATE STRUCTURE
          -----------------------------. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company goes out of existence or becomes a subsidiary of another corporation, or upon a sale of substantially all of the Company's property or more than 80 percent of its then outstanding capital stock to another corporation ("Terminating Transaction"), the Plan shall terminate and any Options granted under this Plan shall terminate unless other provisions are made in writing. If provisions are made to continue this Plan for the successor to assume the Options previously granted, or for the substitution for such Options with new options covering the securities of the successor employer corporation, or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and prices, then the Options previously granted shall continue or be replaced, in the manner and under the terms so provided. If the Plan and the unexercised Options terminate due to such a change in corporate structure, all persons holding unexercised Vested Options shall have the right, immediately prior to the consummation of the Terminating Transaction, to exercise their Options to the full extent not previously exercised. In the event that the Options shall continue or be replaced after the occurrence of a Terminating Transaction as provided above, such Options shall become fully vested and become exercisable as to all installments thereof to and including the Termination Date thereof, in the event the Optionee's employment with the Company and its Successor terminates for any reason (other than termination by the Company or such successor for good cause) at any time within two years after the Terminating Transaction has been completed.

     7.5  LIMITATIONS ON EXERCISE
          -----------------------. Notwithstanding any provisions of this Section or any other Section of this Agreement to the contrary, following the end of the Option Period the Option shall expire and no longer be exercisable. The exercisability of the Option during the Option Period shall be further subject to the following limitations:

          (a) If the Optionee ceases to be an Employee within one (l) year of the Start Date, for any reason, the Option shall terminate as of the date the Optionee ceases to be an Employee.

          (b) If the Optionee ceases to be an Employee, the Option shall terminate as of the date such Optionee ceases to be an Employee if the Optionee is determined by the Board of Directors to have committed an act of embezzlement, fraud, dishonesty or deliberate disregard of the rules of the Company which resulted in loss, damage or injury to the Company, or if the Optionee makes any unauthorized disclosure of any of the trade secrets or confidential information of the Company, engages in any conduct which constitutes unfair competition with the Company, or induces any customer of the Company to break any contract with the Company.

          (c) If after the first anniversary of the Start Date the Optionee is no longer an Employee:

               (i) For any reason other than as specified in subsection 7.5(b), disability or death, the Option may be exercised by the Optionee, but only to the extent that it was exercisable on the date of termination of employment, until the Option terminates at the end of the three (3) month period which commences with the date of termination of employment or other connection with the Company.

               (ii) Due to the Optionee's permanent and Total Disability, the Option may be exercised by the Optionee, but only to the extent that it was exercisable on the date of termination of employment, until the Option terminates at the end of the one (1) year period which commences with the date of such termination.


Page 6 - STOCK OPTION PLANS

               (iii) Due to the Optionee's death, the Option may be exercised by the Optionee's executor or administrator, or by the person or persons to whom the Optionee's rights under the Option pass by will or by the applicable laws of descent and distribution, but only to the extent that the Option was exercisable by the Optionee at the time of the Optionee's death, until the Option terminates at the end of the one (1) year period which commences with the date of death.

          (d) In the event the Company is not the surviving corporation in any merger, consolidation or reorganization, the Option shall terminate as of the effective date of such merger, consolidation or reorganization, unless the surviving corporation issues a substitute Option or assumes the Option as provided in Section 7.4.

          (e) The Board can further designate a vesting schedule for the Options granted and may provide for a forfeiture of all or a portion of the Options granted if the Employee does not meet certain conditions set by the Board, as well as provide for the period of time during which the Option can be exercised.

     7.6  ISSUANCE OF SHARES
          ------------------. No Shares shall be issued until full payment has been made and the Optionee has satisfied such other conditions as may be required by the Plan, as may be required by applicable law, rules or regulations, or as may be adopted or imposed by the Board. Until the issuance of stock certificates, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificate is issued except as provided in Section 5.2.

     7.7  RESTRICTIONS ON ISSUANCE OF SHARES
          ----------------------------------.

          (a) No Shares shall be issued or delivered upon exercise unless and until there has been compliance with all applicable requirements of the Securities Act of 1933, all applicable listing requirements of any national securities exchange on which Shares are then listed, and any other requirements of law or of any regulatory body having jurisdiction over such issuance and delivery. The inability of the Company to obtain any required permits, authorizations, or approvals necessary for the lawful issuance and sale of any Shares hereunder on terms deemed reasonable by the Board shall relieve the Company, the Board, and any Committee of any liability in respect of the nonissuance or sale of such Shares as to which such requisite permits, authorizations, or approvals have not been obtained.

          (b) As a condition to the granting or exercise of any Option, the Board may require the person receiving or exercising such Option to make any representation and/or warranty to the Company as may be required under any applicable law or regulation, including but not limited to a representation that the Option and/or Shares are being acquired only for investment and without any present intention to sell or distribute each Option and/or Shares is such a representation is required under the Securities Act of 1933 or any other applicable law, rule, or regulation, as detailed in Exhibit A.

          (c) The exercise of Options under the Plan is conditioned on approval of the Plan by the Shareholders, as provided in Section 11.2.


Page 7 - STOCK OPTION PLANS

                                   ARTICLE 8
                                   ---------

                                FAIR MARKET VALUE


     For purpose of this Agreement and the Plan, the fair market value of the Company's Shares for a given date shall be deemed to be:

          (a) The mean between the lowest and highest reported sale prices reported on the principal stock exchange on which the Shares are then listed or admitted to trading on such date or if no sale takes place on such date on such principal stock exchange, then the closing asked price of the Shares on such exchange on such date; or

          (b) If the Shares are not listed or admitted to trading on a principal stock exchange but a market for the Shares is then being made, the mean between the lowest reported bid price and highest reported asked price for Shares on such date as reported by any publication of general circulation selected by the Committee which regularly reports the market price of the Shares in such market; or

          (c) If the Shares are not listed or admitted to trading on a principal stock exchange and no market for the Shares is then being made, the latest preceding reported sales price for common shares then known to have resulted from a purchase and sale negotiated in an arm's-length transaction, adjusted as the Board deems appropriate for events occurring subsequent to such sale, or if there is no such transaction, then as determined in good faith by the Board. The basis for determination shall be the book value of a common share of the Company determined by the Company's independent certified public accountant as of the end of the calendar year immediately preceding the applicable date, taking into account all actions which have occurred since that date which would affect the price of the Company, the goodwill of the Company, the economic outlook of the brewing industry, prospective earning power, and other factors relevant to determining the fair market value of the Shares.


                                   ARTICLE 9
                                   ---------

                                 USE OF PROCEEDS


     Proceeds realized from the sale of Shares upon exercise of Options granted under the Plan shall constitute general funds of the Company.


                                   ARTICLE 10
                                   ----------

                            ISSUANCE OF CERTIFICATES


     Unless the Shares are registered under the Securities Act of 1933, all certificates representing any of the Option Shares issued pursuant to this Plan shall have endorsed thereon the following legend, together with any other legends required by applicable state law:

          The securities represented by this certificate have been acquired for investment and not with a view to or in connection with the sale or distribution thereof. No sale or distribution shall be effected without an effective registration statement


Page 8 - STOCK OPTION PLANS
          related thereof or an opinion of counsel satisfactory to the Company that such registration is not required under the Securities Act of 1933.


                                   ARTICLE 11
                                   ----------

                SUSPENSION, AMENDMENT OR TERMINATION OF THE PLAN


     11.1 BOARD AUTHORITY; PLAN DURATION
          ------------------------------.  Except as provided in Section 11.2, the Board may suspend, terminate or amend the Plan except with respect to Options then outstanding under the Plan, whether or not the outstanding Options are vested. Termination of the Plan shall not effect any outstanding Options. No Option may be granted under the Plan during any suspension or after the termination of the Plan. The Plan shall continue in effect until the Termination Date or, if earlier, until all Shares available for issuance under the Plan have been issued and all restriction on such Shares have lapsed.

     11.2 SHAREHOLDER APPROVAL
          --------------------. No action of the Board to amend the Plan in any of the following respects shall be effective unless authorized by the vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the plan.

          (a) To increase the maximum number of shares which may be issued under the Plan or to materially modify the requirements as to eligibility for participation in the Plan or to materially increase the benefits accruing to Participants under the Plan; or

          (b)  To extend the maximum Option Period on the terms of the Plan.

          (c) To make any change in the Plan, the effect of which would be to disqualify Options granted under the Plan from favorable tax treatment as "incentive stock options" under the Code.

     11.3 EFFECT OF AMENDMENT
          -------------------. No amendment, suspension or termination of the Plan shall, without the Optionee's consent, alter or impair any rights or obligations under any Option previously granted under the Plan.


                                   ARTICLE 12
                                   ----------

                            MISCELLANEOUS PROVISIONS


     12.1 NO CONTRACTUAL RELATIONSHIP
          ---------------------------. The establishment of this Plan shall not be construed as creating any contract of employment between the Company and any Employee. Nothing herein contained shall give any Participant or Employee the right to inspect the books of the Company or to interfere with the right of the Company to discharge any person at any time; nor shall it give the Company the right to require any person to remain in its employ; nor shall it interfere with any person's right to terminate his or her employment at any time.

     12.2 SUBSTITUTION OF OPTIONS
          -----------------------. The Committee, in its discretion, may, with a Participant's consent, substitute Incentive Stock Options for outstanding nonstatutory stock options, subject to the terms of this Plan for granting new options.


Page 9 - STOCK OPTION PLANS

     12.3 PARTICIPANT'S RIGHTS
          --------------------. No individual shall have any rights or interests in Shares except as expressly set forth herein.

     12.4 AVAILABILITY OF PLAN
          --------------------. A copy of the Plan shall be delivered to the Secretary of the Company and shall be shown by the Secretary to any Employee making reasonable inquiry concerning the Plan.

     12.5 NOTICE
          ------. Any notice or other communication required or permitted to be given pursuant to the Plan or under any Option Agreement must be in writing and may be given by registered or certified mail, and if given by registered or certified mail, shall be determined to have been given and received when a registered or certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mails; and, if given otherwise than by registered or certified mail, it shall be deemed to have been given when delivered to and received by the party to whom addressed. Notice shall be given to Employees at their most recent addresses shown in the Company's records. Notice to the Company shall be addressed to the Company at the address of the Company's principal executive offices, to the attention of the Secretary of the Company.

     12.6 TITLES AND HEADINGS
          -------------------. Titles and headings of sections of the Plan are for convenience of reference only and shall not affect the construction of any provision of the Plan.

     12.7 GOVERNING LAW
          -------------. The Plan shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of Oregon applicable to agreements made and to be performed wholly with the State of Oregon.


                                   ARTICLE 13
                                   ----------

                                CLAIMS PROCEDURE


     13.1 If an Employee or other person entitled to exercise an Option under the terms of this Plan is denied all or a portion of an expected benefit under the terms of this Plan for any reason, the Company shall notify the claimant within sixty (6) days of his or her submission of claim, in writing, of allowance or denial of the claim. The notice shall be in writing, sent by mail to the claimant's last known address and must contain the following information:

          (a)  The specific reasons for the denial;

          (b) Specific reference to pertinent provisions of this Plan on which the denial is based; and

          (c) If applicable, a description of any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary and an explanation of the claims review procedure.

     13.2 Within sixty (60) days of receipt of the claimant's request for review, the Company shall allow or deny the claim. The decision shall be made in writing to the claimant. The decision shall recite the facts and reasons for denial, with specific reference to the pertinent provisions of this Plan.


Page 10 - STOCK OPTION PLANS

     13.3 A claimant is entitled to request a review of any denial of his or her claim by the Company. The request for review must be submitted in writing within sixty (60) days of the claimant's receipt of the notice of the denial. Absent a request for review within the 60-day period, the claim will be deemed to be conclusively denied. The claimant or his or her representative shall be entitled to review all pertinent documents and to submit issues and comments in writing.


                                     PORTLAND BREWING COMPANY

                                     By: /s/ Charles A. Adams
                                        ----------------------------------------
                                        Charles A. Adams, President

                                     By: /s/ Arthur Larrance
                                        ----------------------------------------
                                        Arthur Larrance, Secretary


Page 11 - STOCK OPTION PLANS

                            PORTLAND BREWING COMPANY

                          INCENTIVE STOCK OPTION PLAN

                                  "Addendum A"


     The purpose of this Addendum A is to reflect that the number of shares now available under the Plan is 163,500. This number reflects a 10-for-1 stock split effected by the Company's Board of Directors on October 15, 1992, which increased the number of shares available under the Plan from 3,400 to 34,000 shares. It also reflects an increase in the number of shares available under the Plan from 34,000 shares to 109,000 shares pursuant to an amendment to the Plan approved by the Company's Board of Directors on August 26, 1994, and its shareholders on November 8, 1994. Finally, the number reflects a 3-for-2 stock split effected on November 19, 1994.

     Section 5.1 of ARTICLE 5 is hereby amended so that said section, as amended, reads as follows:

          "5.1 Aggregate Shares Available
               --------------------------. The maximum aggregate number of Shares which may be optioned and sold under this Plan is 163,500, plus the number of Shares issued upon exercise of Options which are reacquired by the Company upon the exercise of Incentive Stock Options. In the event that Options granted under the Plan shall for any reason terminate, lapse, be forfeited, or expire without being exercised, the Shares subject to such unexercised Options shall again be available for granting under this Plan."

[Appendix - Proxy Card]


                            PORTLAND BREWING COMPANY
    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 12, 1998


         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated November 17, 1998 and hereby names, constitutes and appoints Charles A. Adams and Glenmore James, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Portland Brewing Company (the "Company") to be held at 12:00 p.m. on Saturday, December 12, 1998, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on December 12, 1998, with all the powers that the undersigned would possess if he or she were personally present.


1. PROPOSAL 1-Election of Directors / / FOR all nominees listed below
                                    (except as marked to the contrary below)

                                    / / WITHHOLD AUTHORITY
                                    (to vote for all nominees listed below)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

 CHARLES A. (TONY) ADAMS     FREDERICK L. BOWMAN         ROBERT M. MACTARNAHAN
               R. SCOTT MACTARNAHAN         HOWARD M. WALL, JR.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

2. PROPOSAL 2-To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock.

FOR PROPOSAL 2  / /       AGAINST PROPOSAL 2  / /    ABSTAIN ON PROPOSAL 2  / /

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.

3. PROPOSAL 3-To approve an amendment to the Company's Incentive Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder.

FOR PROPOSAL 3  / /       AGAINST PROPOSAL 3  / /    ABSTAIN ON PROPOSAL 3  / /

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3.

4. PROPOSAL 4-To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 1998.

FOR PROPOSAL 4  / /       AGAINST PROPOSAL 4  / /    ABSTAIN ON PROPOSAL 4  / /

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 4.

5. Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.

[Reverse Side Of Proxy Card]

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.



                              Dated_____________________________________________


                              __________________________________________________
                              Shareholder (print name)

                              __________________________________________________
                              Shareholder (sign name)
                              I do ( ) do not ( ) plan to attend the meeting. (Please check)


                              The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices at 2730 NW 31st Avenue, Portland, Oregon, 97210, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects to vote in person.